Law Office of
                    Shawn F. Hackman, a P.C.
               3360 West Sahara Avenue, Suite 200
                     Las Vegas, Nevada 89102


                        November 4, 1999


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  WORLD WIDE ENERGY INCORPORATED - Form 10-SB

Dear Sir/Madam:

     We have acted as counsel to WORLD WIDE ENERGY INCORPORATED, a Oklahoma corporation ("Company"), in connection with its Registration
Statement on Form 10-SB.

     In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

     Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Oklahoma, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,


                                   /s/  Shawn F. Hackman
                                   Shawn F. Hackman, Esq.